                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Comtech Telecommunications Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    COMTECH
                           TELECOMMUNICATIONS CORP.

                                105 BAYLIS ROAD
                           MELVILLE, NEW YORK 11747

                                                               November 8, 1996

Dear Stockholder:

  On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Comtech Telecommunications Corp. The meeting will be held at 10:00 a.m. on December 12, 1996 at the Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747 for the purpose of electing two directors and approving the selection of the Company's auditors for the fiscal year ending July 31, 1997. Copies of the Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

  IT IS IMPORTANT THAT YOUR SHARES ARE VOTED AT THIS MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON. PLEASE BE CERTAIN, THEREFORE, TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                          Sincerely,

                                          /s/ Fred Kornberg

                                          Fred Kornberg
                                           Chairman, Chief Executive
                                           Officer and President

                                    COMTECH
                           TELECOMMUNICATIONS CORP.

                                105 BAYLIS ROAD
                           MELVILLE, NEW YORK 11747

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 12, 1996

  The Annual Meeting of Stockholders of COMTECH TELECOMMUNICATIONS CORP. (the "Company") will be held at the Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747, on Thursday, December 12, 1996 at 10:00 a.m., local time, for the following purposes:

  1. To elect two directors;

  2. To ratify the selection of auditors for the current fiscal year;

  3. To transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on October 18, 1996 will be entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Preston Windus, Jr.

                                          J. Preston Windus, Jr.
                                          Secretary

November 8, 1996

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                    COMTECH
                           TELECOMMUNICATIONS CORP.

                                105 BAYLIS ROAD
                           MELVILLE, NEW YORK 11747

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors of Comtech Telecommunications Corp. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on December 12, 1996. It may be revoked at any time before exercise by delivering a written notice of revocation to the Secretary of the Company, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the Annual Meeting and voting in person. The persons named in the enclosed proxy will vote the shares represented by it in accordance with the directions specified therein. If no directions are specified, the proxy will be voted for the nominees for election as directors and for each matter described herein.

  Only holders of record of the Company's Common Stock, par value $.10 (the "Common Stock"), at the close of business on October 18, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, with each holder having one vote per share. As of the Record Date, a total of 2,633,384 shares of Common Stock were outstanding. It is anticipated that the mailing to Stockholders of this Proxy Statement and the enclosed proxy will commence by November 8, 1996.

  The presence, in person or by proxy, of the holders of record at the close of business on the Record Date of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast (i.e., the two nominees receiving the greatest number of votes will be elected as directors). The ratification of the selection of auditors will require the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on such proposal.

  Abstentions and broker non-votes with respect to any proposal (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted for purposes of determining the presence or absence of a quorum. Abstentions also will be counted in determining the number of shares present and entitled to vote on such proposal, but broker non-votes are not counted as entitled to vote thereon.

          PRINCIPAL STOCKHOLDERS OF COMTECH TELECOMMUNICATIONS CORP.

  To the Company's knowledge, the following persons individually, or as a group, beneficially own more than 5% of the Company's outstanding Common Stock (its only outstanding class of voting securities) as of October 18, 1996:

                                                       AMOUNT OF       PERCENT
            NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP OF CLASS
            ------------------------              -------------------- --------
Fred Kornberg....................................       155,000(1)       5.9%
 105 Baylis Road
 Melville, New York 11747
James A. Mitarotonda (2).........................        50,000          1.9%
 770 Fifth Avenue
 New York, New York 10019
Edmund H. Shea, Jr. (2)..........................        83,528          3.2%
 770 Fifth Avenue
 New York, New York 10019

--------
(1) Includes 50,000 forfeitable shares Mr. Kornberg purchased as part of the extension and amendment in August 1992 of the agreement pursuant to which Mr. Kornberg is employed as the Company's Chief Executive Officer.

(2) According to a Schedule 13D filed with the Securities and Exchange Commission ("SEC") and the Company by Messrs. James A. Mitarotondo and Edmund H. Shea, Jr., each of such persons has sole power to vote and dispose of the number of shares set forth opposite his name, but may be deemed to constitute a "group" within the meaning of SEC Rule 13d-5(b) by virtue of their intention to consult with each other from time to time and exchange information concerning the Company and their respective investments in Company Common Stock.

                             ELECTION OF DIRECTORS

  Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with the number of directors in each class fixed by the Board of Directors, and with the term of office of one class expiring each year. There are presently six Board members, two in the class holding office until the Annual Meeting, two in the class holding office until the next succeeding Annual Meeting, and two in the class holding office until the second succeeding Annual Meeting.

  Certain information concerning the directors who are being nominated for reelection at the meeting and the incumbent directors whose terms of office continue after the Annual Meeting and executive officers of the Company named in the section "Executive Compensation" and all directors and executive officers as a group, is set forth below.

  While the Board of Directors has no reason to believe that either Messrs Nocita or Payne will not be available as a candidate for election, should such a situation arise, the enclosed proxy may be voted for the election of another nominee or nominees in the discretion of the persons acting pursuant to the proxy.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                              SHARES
                                                              SERVED AS BENEFICIALLY OWNED
                              PRINCIPAL            FOR TERM   DIRECTOR     OCTOBER 18,     PERCENT
          NAME                OCCUPATION      AGE EXPIRING IN   SINCE        1996(1)       OF CLASS
          ----           -------------------- --- ----------- --------- ------------------ --------
Gerard R. Nocita         Retired; Private      60   3 years     1993          16,000           *
 (2)(3).................  Investor
John B. Payne (4)....... President and CEO of  61   3 years     1993           8,500           *
                          Nucomm, Inc.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTERTHE ANNUAL MEETING AND
                          CERTAIN EXECUTIVE OFFICERS

                                                                                SHARES
                                                                 SERVED AS   BENEFICIALLY
                                 PRINCIPAL              TERMS    DIRECTOR  OWNED OCTOBER 18, PERCENT
          NAME                  OCCUPATION        AGE EXPIRES IN   SINCE        1996(1)      OF CLASS
          ----                  ----------        --- ---------- --------- ----------------- --------
Fred Kornberg(2)........  Chairman, Chief          60  2 years     1971         155,000         5.9
                          Executive Officer &
                          President of the
                          Company
George                    Chancellor,              69  1 year      1977          17,400         *
 Bugliarello(3)(4)......  Polytechnic University
Richard L. Goldberg(2)..  Partner, Proskauer       60  1 year      1983           6,000         *
                          Rose Goetz &
                          Mendelsohn
Sol S. Weiner(3)(4).....  President, Sol S.        77  2 years     1980          21,000         *
                          Weiner Investments,
                          Inc.
Richard L. Burt.........  Vice President;          55      --       --           22,163         *
                          President of Comtech
                          Systems, Inc.
Glenn F. Higgins........  Vice President;          62      --       --           11,000         *
                          President of Comtech
                          Antenna Systems, Inc.
J. Preston Windus,        Vice President, Chief    53      --       --           10,000         *
 Jr. ...................  Financial Officer and
                          Secretary; President
                          of Comtech Microwave
                          Products Corp.
All present directors                                      --       --          267,063        10.1
 and officers (9
 persons)...............

--------
 * Less than one percent.

(1) Includes the following shares of Common Stock with respect to which such persons have the right to acquire beneficial ownership within sixty days from such date: Dr. Bugliarello 4,000 shares; Mr. Goldberg 4,000 shares; Mr. Weiner 4,000 shares; Mr. Burt 13,192 shares; Mr. Higgins 8,900 shares; Mr. Nocita 4,000 shares; Dr. Payne 4,000 shares; Mr. Windus 10,000 shares; and all directors and officers as a group 52, 092 shares. These respective shares were deemed to be outstanding for purposes of calculating the respective percentages owned.

(2) Member of Executive Committee.

(3) Member of Audit Committee.

(4) Member of Executive Compensation Committee.

  Dr. Bugliarello has been Chancellor of Polytechnic University since 1994 and was President of the University since 1978. He is also a director of Long Island Lighting Company, Symbol Technologies, Inc. and Spectrum Information Technologies.

  Mr. Goldberg has been a partner since 1990 in the law firm of Proskauer Rose Goetz & Mendelsohn, which renders legal services to the Company. Prior to that, Mr. Goldberg had been a partner in the law firm of Botein Hays & Sklar since 1966. He is also a director of K2 Inc.

  Mr. Kornberg has been Chief Executive Officer and President of the Company for more than the past five years.

  Mr. Nocita is retired and is a private investor. Previously, he was Treasurer of the Incorporated Village of Patchogue from 1993 to 1996. He was affiliated with the Company since its inception in 1967 until his retirement in 1993. He had been Treasurer of the Company since 1987 and Vice President and Secretary since 1990.

  Dr. Payne has been President and CEO of Nucomm, Inc. since 1990. Nucomm, Inc. produces products for satellite news gathering services. From 1973 through 1990 he had been President and CEO of Communications Technologies, Inc.

  Mr. Weiner is President of Sol S. Weiner Investments, Inc. Previously he was Managing Director of Stenhouse, Weiner, Sherman, Ltd., commodity pool managers, from 1982 to 1994. He is also a director of Universal Automotive Industries, Inc.

  During the past fiscal year, the Audit Committee of the Board of Directors held three meetings. The functions of the Committee include recommending to the Board the engagement of independent auditors, directing investigations into matters relating to audit functions, reviewing the plan and results of audits with the Company's auditors, reviewing the Company's internal accounting controls and approving services to be performed by the Company's auditors and related fees.

  The Executive Compensation Committee of the Board of Directors considers and authorizes remuneration arrangements for senior management; the Committee also constitutes the Stock Option Committee of the Board of Directors, which administers the Company's Incentive Stock Option Plans. The Committee held three meetings during the past fiscal year.

  The Executive Committee of the Board of Directors did not hold any meetings during the past fiscal year. Except as limited by law, the Executive Committee has the authority to act upon all matters requiring Board approval.

  The Board of Directors has no Nominating Committee.

  The Board of Directors held four meetings during the past fiscal year.

                             SELECTION OF AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP as the Company's auditors for the current fiscal year, subject to ratification by the stockholders. If the stockholders do not ratify such selection, it will be reconsidered by the Board. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

  The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be required to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors for the current fiscal year.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS.

                            EXECUTIVE COMPENSATION

 SUMMARY COMPENSATION TABLE FOR THE FISCAL YEARS ENDED JULY 31, 1996, 1995 AND
                                     1994

                                 ANNUAL COMPENSATION       LONG TERM COMPENSATION
                               ------------------------ ----------------------------
NAME AND PRINCIPAL      FISCAL                              OPTIONS      RESTRICTED
POSITION                 YEAR   SALARY  BONUS  OTHER(1) (NO. OF SHARES) STOCK AWARDS
------------------      ------ -------- ------ -------- --------------- ------------
Fred Kornberg(2)         1996  $185,000 $  990      *          --           --
 Chairman, Chief         1995   185,000    --       *          --           --
 Executive Officer and   1994   185,000    --  $43,542         --           --
 President
J. Preston Windus,       1996   115,000  2,500      *        5,000          --
 Jr.(3)                  1995   100,000    --       *       15,000          --
 Vice President, Chief   1994   100,000    --       *       15,000          --
 Financial Officer and
 Secretary; President
 of Comtech Microwave
 Products Corp.
Richard L. Burt(3)       1996   115,000 12,500     --        5,000          --
 Vice President;         1995   115,000    --      --        4,960          --
 President of Comtech    1994   115,000    --      --       15,000          --
 Systems, Inc.
Glenn F. Higgins(3)      1996    96,425  3,427  11,481         --           --
 Vice President;         1995    96,425    --   11,511       2,500          --
 President of Comtech    1994    95,000    --       *        8,000          --
 Antenna Systems, Inc.

--------
*  Less than 10% of the total salary and bonus reported for such officer.
(1) Mr. Kornberg's amount in fiscal 1994 consisted of an automobile allowance and accrued vacation and sick days not used. With respect to Mr. Higgins, the amount in fiscal 1996 and 1995 represents payments for unused accrued vacation and an automobile allowance.

(2) Mr. Kornberg is employed pursuant to an agreement which was amended and restated in August 1992 for the purpose of, among other things, extending his employment for an additional five years. As so amended, the agreement provides, among other things, for his employment until August 1997 at a current basic compensation of $185,000 per annum plus such additional amounts, if any, as the Board of Directors may from time to time determine and incentive compensation, not to exceed his basic compensation, equal to 1% of the Company's pre-tax income plus such additional amounts as the Board of Directors may from time to time determine. Fifty percent of any such incentive compensation is payable to Mr. Kornberg in the November following the fiscal year to which such compensation relates, an additional 25% is payable on the first anniversary of the initial 50% payment, and the final 25% is payable on the second anniversary of the initial payment. If Mr. Kornberg voluntarily terminates his employment with the Company other than after a Change in Control (as defined in his employment agreement), or if the Company terminates his employment due to disability or for cause, he will forfeit his right to receive accrued but unpaid incentive compensation. If a Change in Control of the Company occurs, Mr. Kornberg is entitled to terminate his employment and receive a lump sum payment (subject to possible adjustments to avoid the characterization of the payment as excess parachute payments and the consequent imposition of taxes under Section 4999 of the Internal Revenue Code of 1986) equal to the sum of (i) his then basic compensation for the balance of the employment period or three times his basic compensation, whichever is greater, (ii) accrued but unpaid incentive compensation with respect to prior fiscal years and (iii) if he so elects, the market value less the applicable exercise price, of any stock option then held by him. The aggregate of (i), (ii) and (iii), as of October 18, 1996, would have been $580,653. Mr. Kornberg would also be entitled to receive benefits under the Company's benefit plans, or substantially equal benefits, for the remainder of the employment period.

(3) Mr. Windus, Mr. Burt and Mr. Higgins are eligible to receive, in addition to their respective base compensation amounts, incentive compensation of up to 2.5% of the relevant subsidiary's pre-tax profits and the attainment of various goals. These goals which may include target levels of sales, pre-tax profits, customer orders or cash flow, are developed by senior management and submitted to the Executive Compensation Committee for annual approval.

             OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 1996

                                        OPTIONS              EXERCISE EXPIRATION
NAME                                   GRANTED(1) % OF TOTAL PRICE(2)    DATE
----                                   ---------- ---------- -------- ----------
Fred Kornberg.........................     --         --        --          --
J. Preston Windus, Jr. ...............   5,000      10.57%    $3.75    03/29/06
Richard L. Burt.......................   5,000      10.57%    $3.75    03/29/06
Glenn F. Higgins......................     --         --        --          --

--------
(1) One fifth of the options become exercisable on the first anniversary of the date of grant, and on each of the second through fifth anniversaries thereafter.
(2) The exercise price is the market price on the date the options were granted.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JULY 31, 1996 AND OPTION
                          VALUES AS OF JULY 31, 1996

                                                                       VALUE OF UNEXERCISED
                          SHARES             NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED          OPTIONS AT JULY 31, 1996      JULY 31, 1996(1)
                            ON     VALUE   ------------------------- -------------------------
NAME                     EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- -------- ----------- ------------- ----------- -------------
Fred Kornberg...........   --       --       24,000          --        $25,440      $  --
J. Preston Windus,
 Jr. ...................   --       --        9,000       26,000         3,360      13,440
Richard L. Burt.........   --       --       16,232       18,768         6,215       4,450
Glenn F. Higgins........   --       --        9,900        7,600         2,577       2,088

--------
(1) "In-the-Money Options" would be options outstanding at the end of the last fiscal year for which the fair market value of the Common Stock on such date ($3.56) exceeded the exercise price of the options.

                           COMPENSATION OF DIRECTORS

  Directors who are not salaried officers of the Company receive an annual retainer of $8,000, plus $500 for each Board meeting attended by them (up to an additional $2,000 per annum). Under the Stock Option Plan, each director who is not already an officer or other employee of the Company will receive options to purchase 1,000 shares of Common Stock on each August 1st during the term of the Plan. The exercise price of all such options is equal to the market price on such date.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In December 1991, the Company entered into a lease for its facilities in Melville, New York with a partnership controlled by the Company's Chairman and Chief Executive Officer. The lease, as amended, provides for the Company's exclusive use of the premises as they now exist for an initial term of ten years. The Company has the option to extend the term of the lease for an additional ten-year period, and a right of first refusal in the event of a sale of the facility. The annual rental under the lease ($411,000 in fiscal
1996) is subject to adjustments.

  In September 1988, the Company sold and simultaneously leased back its St. Cloud, Florida facility. The buyer/lessor is a partnership in which J. Preston Windus, Jr., Vice President, Secretary and CFO of the Company, is a general partner. The annual rental under the lease ($178,000 in fiscal 1996) is subject to adjustments.

  As part of the terms of his employment and in connection with his relocation from Arizona, the Company made loans to Mr. Windus totaling $120,000. The interest on the loans which was a fluctuating rate equal to the rate the Company earned on its investments ranged from 4.69% to 5.55% through April 1996 at which time it became the prime rate in effect which was 8.25%. The highest aggregate amount outstanding in fiscal 1996 was $120,000 and the amount outstanding at July 31, 1996 was $80,000.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to be presented at the meeting. If other matters do come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion.

  Proxies may be solicited by mail, telephone, telegram, and personally by directors, officers and other employees of the Company. The cost of soliciting proxies will be borne by the Company.

  Certain information regarding the Company's executive officers has been omitted from this Proxy Statement in accordance with applicable regulations because such information is set forth in the Company's Annual Report on Form 10-K for fiscal 1996.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") reports of ownership, and reports of changes in ownership, of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such reports that they file. Based solely on such reports and written representations of the Company's directors and executive officers, the Company believes that during the two fiscal year period ended July 31, 1996, the Company's executive officers and directors complied with all applicable
Section 16(a) filing requirements.

  Proposals of stockholders intended to be presented at next year's Annual Meeting must be received by the Company no later than July 12, 1997 to be included in the proxy material for such meeting.

Date: November 8, 1996

[LOGO]  COMTECH TELECOMMUNICATIONS CORP.

COMTECH TELECOMMUNICATIONS CORP.
105 BAYLIS ROAD
MELVILLE, NEW YORK 11747
TEL: (516) 777-8900 . FAX: (516) 777-8877

                       COMTECH TELECOMMUNICATIONS CORP.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints Fred Kornberg and J. Preston Windus, Jr. and each of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the "Company") to be held on December 12, 1996, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

        This proxy will be voted as specified and, unless otherwise specified in the spaces provided, this proxy will be voted FOR the election of directors and FOR the proposal referred to in item 2 hereon.



                        (To Be Signed On Reverse Side.)

--------------------------------------------------------------------------------

       Please mark your
A  [X] votes as in this
       example.




Proposal 1        FOR      WITHHELD  Nominees:  Gerard R. Nocita
1. Election of                                   John B. Payne
   Directors.     [  ]       [  ]

For nominees listed at right (except
as marked to the contrary below.)


-------------------------------------


Proposal 2                             FOR       AGAINST    ABSTAIN
2. Approval of selection of KPMG
   Peat Marwick LLP as auditors.       [  ]       [  ]        [  ]


This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR THE NOMINEES LISTED AT LEFT AND FOR APPROVAL OF PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


                                                                        Dated:             , 1996
----------------------------   ---------------------------------------         ------------
      PLEASE SIGN HERE               SIGNATURE (IF HELD JOINTLY)

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such, if a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.